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                                                                    EXHIBIT 11.1

                       AMERICAN ACCESS TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE



                                                                        Year Ended
                                                                       December 31,
                                                                  1997               1996
                                                               ----------         -----------
Net Loss                                                       $ (426,455)        $  (61,642)
                                                               ==========         ===========

Weighted Average Common Shares Outstanding                      3,033,000           2,800,000

Adjustments to Reflect Requirements of the
  Securities and Exchange Commission SAB 83:
    Common stock issued to director within the period              50,000              50,000
                                                               ----------         -----------

    Total weighted average number of common
      shares and equivalents                                    3,083,000           2,850,000
                                                               ==========         ===========

Net Loss per Common Share                                      $    (0.14)        $     (0.02)
                                                               ==========         ===========